Exhibit 21

Subsidiaries of
The Manitowoc Company, Inc. (WI)

1	Appliance Scientific, Inc.	(Delaware)
2	Beleggingsmaatsch appli Interbu BV	(Netherlands)
3	Berisford (Jersey) Ltd.	(Channel Islands)
4	Berisford (Overseas) Limited	(United Kingdom)
5	Berisford Bristar Limited.	(United Kingdom)
6	Berisford Charter Residential Limited	(United Kingdom)
7	Berisford Holdings Limited	(United Kingdom)
8	Berisford Property Development (USA) Ltd.	(New York)
9	Boek-en Offsetdrukkerij Kuyte B.V.	(Netherlands)
10	Cable Street Limited	(United Kingdom)
11	Cadillion GmbH	(Germany)
12	Charles Needham Industries Inc.	(Texas)
13	Cleveland Range Ltd.	(Canada)
14	Cleveland Range, LLC	(Delaware)
15	Convotherm Elecktrogerate GmbH	(Germany)
16	Convotherm India Private Limited	(India)
17	Convotherm Limited	(United Kingdom)
18	Convotherm Singapore PTE LTD	(Singapore)
19	Cross Lane Holdings Ltd.	(Channel Islands)
20	Delfield Company, LLC, The	(Delaware)
21	Ecclesfield Properties Limited.	(United Kingdom)
22	Elvadene Limited	(United Kingdom)
23	Enodicom Limited	(United Kingdom)
24	Enodicom Number 2 Limited	(United Kingdom)
25	Enodis Clifton Park Ltd.	(United Kingdom)
26	Enodis Corporation	(Delaware)
27	Enodis Foodservice Equipment (Shanghai) Co. Ltd.	(China)
28	Enodis Group Holdings, US Inc.	(Delaware)
29	Enodis Group Italian Branch	(Italy)
30	Enodis Group Limited.	(United Kingdom)
31	Enodis Hanover	(United Kingdom)
32	Enodis Holdings Inc.	(Delaware)
33	Enodis Holdings Ltd.	(United Kingdom)
34	Enodis Industrial Holdings Limited	(United Kingdom)
35	Enodis International Ltd.	(United Kingdom)
36	Enodis Investments Ltd.	(United Kingdom)
37	Enodis Limited (UK) Enodis (Domestication) LLC	(Delaware)
38	Enodis Maple Leaf Ltd.	(United Kingdom)
39	Enodis Nederland B.V.	(Netherlands)
40	Enodis Oxford	(United Kingdom)
41	Enodis Property Development Ltd.	(United Kingdom)
42	Enodis Property Group Ltd.	(United Kingdom)
43	Enodis Regent	(United Kingdom)
44	Enodis Strand Ltd.	(United Kingdom)

45	Enodis Technology Center, Inc.	(Delaware)
46	Environnemental Rehab, Inc.	(Wisconsin)
47	Fabristeel (M) Sdn Bhd	(Malaysia)
48	Fabristeel Private Limited	(Singapore)
49	Fo Shan Manitowoc Foodservice Co.	(China)
50	Frymaster LLC	(Louisiana)
51	FSV Private Limited	(Singapore)
52	Garland Catering Equipment Ltd.	(United Kingdom)
53	Garland Commercial Industries, LLC	(Delaware)
54	Garland Commercial Ranges Ltd	(Canada)
55	Glenluce Ltd.	(Isle of Man)
56	Grove Cranes S.L.	(Spain)
57	Grove Europe Pension Trustees Limited	(United Kingdom)
58	Grove U.S. LLC	(Delaware)
59	H. Tieskens Beheer B.V	(Netherlands)
60	H. Tieskens Exploitatie B.V	(Netherlands)
61	Homark Holdings Ltd.	(United Kingdom)
62	Inducs AG	(Switzerland)
63	J.H. Rayner (Mincing Lane) Limited	(United Kingdom)
64	Jackson MSC LLC	(Delaware)
65	Kitchen Ventilation Services Ltd.	(United Kingdom)
66	Kitecroft Ltd.	(United Kingdom)
67	Kysor Business Trust	(Delaware)
68	Kysor do Brasil Ltd	(Brazil)
69	Kysor Holdings, Inc.	(Delaware)
70	Kysor Industrial Corporation	(Michigan)
71	Kysor Industrial Corporation	(Nevada)
72	Kysor Nevada Holding Corporation	(Nevada)
73	Liftlux Potain GmbH	(Germany)
74	Manitowoc (Bermuda) Ltd.	(Bermuda)
75	Manitowoc (China) Foodservice Co., Ltd.	(China)
76	Manitowoc (Mauritius) Ltd.	(Mauritius)
77	Manitowoc Asia Global Sourcing	(China)
78	Manitowoc Beverage Systems Ltd.	(United Kingdom)
79	Manitowoc Brasil Guindastes Ltda	(Brazil)
80	Manitowoc Cayman Islands Funding Ltd.	(Cayman Islands)
81	Manitowoc Company Foundation, The	(Michigan)
82	Manitowoc CP, Inc.	(Nevada)
83	Manitowoc Crane Companies, LLC (MCG)	(Wisconsin)
84	Manimex, S.A. de C. V.	(Mexico)
85	Manitowoc Crane Equipment (China) Co., Ltd.	(China)
86	Manitowoc Crane Group (Brazil)	(Brazil)
87	Manitowoc Crane Group (UK) Limited	(United Kingdom)
88	Manitowoc Crane Group Asia Pte Ltd	(Singapore)
89	Manitowoc Crane Group Australia Pty Ltd.	(Australia)
90	Manitowoc Crane Group Chile Limitada	(Chile)
91	Manitowoc Crane Group CIS	(Russia)
92	Manitowoc Crane Group Columbia, S.A.S.	(Columbia)
93	Manitowoc Crane Group Czech Republic SRO	(Czech Republic)
94	Manitowoc Crane Group France SAS or MCG France SAS	(France)

95	Manitowoc Crane Group Germany GmbH	(Germany)
96	Manitowoc Crane Group Holding Germany Gmb	(Germany)
97	Manitowoc Crane Group Hungary Kft	(Hungary)
98	Manitowoc Crane Group Ibéria Sl	(Spain)
99	Manitowoc Crane Group Inc.	(Philippines)
100	Manitowoc Crane Group Italy Srl or MCG Italy Srl	(Italy)
101	Manitowoc Crane Group Korea Co., Ltd.	(Korea)
102	Manitowoc Crane Group M-E (FZE)	(Dubai, UAE)
103	Manitowoc Crane Group Mexico, S. de R.L. de C.V.	(Mexico)
104	Manitowoc Crane Group Netherlands B.V.	(Netherlands)
105	Manitowoc Crane Group Poland Sp	(Poland)
106	Manitowoc Crane Group Portugal Ltda	(Portugal)
107	Manitowoc Crane Group Slovakia SRO	(Slovak Republik)
108	Manitowoc Crane Group U.S. Holding, LLC	(Tennessee)
109	Manitowoc Cranes, LLC	(Wisconsin)
110	Manitowoc Credit (China) Leasing Company Limited	(China)
111	Manitowoc Deutschland GmbH	(Germany)
112	Manitowoc DongYue Heavy Machinery Co., Ltd	(Singapore)
113	Manitowoc EMEA Holding SARL	(France)
114	Manitowoc Equipment Works, Inc.	(Nevada)
115	Manitowoc Europe Limited	(United Kingdom)
116	Manitowoc Finance (Luxembourg) Sarl	(Luxembourg)
117	Manitowoc Foodservice (Luxembourg) Sarl	(Luxembourg)
118	Manitowoc Foodservice Asia Pacific Private Limited	(Singapore)
119	Manitowoc Foodservice Companies, LLC	(Wisconsin)
120	Manitowoc Foodservice Iberia, SAU	(Spain)
121	Manitowoc Foodservice International SAS	(France)
122	Manitowoc Foodservice UK Limited	(United Kingdom)
123	Manitowoc FP, Inc.	(Nevada)
124	Manitowoc France SAS	(France)
125	Manitowoc FSG Holding, LLC	(Delaware)
126	Manitowoc FSG International Holdings, Inc.	(Nevada)
127	Manitowoc FSG Manufactura Mexico, S. De R.L. De C.V.	(Mexico)
128	Manitowoc FSG Mexico, SRL de C.V.	(Mexico)
129	Manitowoc FSG Operations, LLC	(Nevada)
130	Manitowoc FSG Services, LLC	(Wisconsin)
131	Manitowoc FSG U.S. Holding, LLC	(Delaware)
132	Manitowoc Funding LLC	(Nevada)
133	Manitowoc Grove (Cayman Islands) Ltd.	(Cayman Islands)
134	Manitowoc Holding (Cayman Islands) Ltd.	(Cayman Islands)
135	Manitowoc Holding Asia SAS	(France)
136	Manitowoc Holding Germany LLC & Co. KG	(Germany)
137	Manitowoc Holdings (Netherlands Antilles) B.V.	(Netherlands Antilles)
138	Manitowoc India Private Limited	(India)
139	Manitowoc Insurance Company Ltd.	(Barbados)
140	Manitowoc MEC, Inc.	(Nevada)
141	Manitowoc Potain	(United Kingdom)
142	Manitowoc Potain (Cayman Islands) Ltd.	(Cayman Islands)
143	Manitowoc Re-Manufacturing, LLC	(Wisconsin)
144	Manitowoc TJ, SRL de C.V.	(Mexico)

145	Manitowoc Worldwide Holdings (France) SAS	(France)
146	Manitowoc Worldwide Holdings (France) SCS	(France)
147	Manitowoc Worldwide Holdings (Netherlands) BV	(Netherlands)
148	Manston Ltd. (BVI)	(United Kingdom)
149	McCann's Engineering & Manufacturing Co., LLC	(California)
150	Mealstream (UK) Ltd.	(United Kingdom)
151	Meliora Spectare Ltd.	(United Kingdom)
152	Merrychef Holdings Ltd.	(United Kingdom)
153	Merrychef Ltd.	(United Kingdom)
154	Merrychef Projects Ltd.	(United Kingdom)
155	MMG Holding Co., LLC	(Nevada)
156	MTW County Limited (UK) MTW County (Domestication) LLC	(Delaware)
157	Potain GmbH	(Germany)
158	Potain India Pvt. Ltd.	(India)
159	Potain Technik GmbH	(Germany)
160	Pumpcroft Ltd.	(United Kingdom)
161	S&W Berisford Ltd.	(United Kingdom)
162	SAW Technologies Ltd.	(United Kingdom)
163	Shanghai Fabristeel Foodservice International Trade Co. Ltd.	(China)
164	Shanghai Manitowoc International Trading Co., Ltd	(China)
165	Société de Participation Minoritaire SARL (S.P.M. SARL)	(France)
166	Solum Grundstücks Vermeitungs GmbH	(Germany)
167	Steamhammer Ltd.	(United Kingdom)
168	The Homark Group Ltd.	(United Kingdom)
169	The Manitowoc Company, Inc. (MTW)	(Wisconsin)
170	TRUpour Ltd.	(Ireland)
171	Turner Curzon Ltd.	(United Kingdom)
172	Twilight Band Ltd.	(United Kingdom)
173	Viscount Catering Limited	(United Kingdom)
174	Waterroad Company Limited	(United Kingdom)
175	Welbilt Corporation	(Delaware)
176	Welbilt Holding Company	(Delaware)
177	Welbilt Manufacturing (Thailand) Ltd.	(Thailand)
178	Welbilt Walk-Ins LP	(Delaware)
179	Westran Corporation	(Michigan)
180	Whitlenge Acquisition Ltd.	(United Kingdom)
181	Whitlenge Drink Equipment Ltd.	(United Kingdom)

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